AEROFLEX


                                                           FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Michael Gorin
Vice Chairman and Chief Financial Officer
(516) 694-6700


                              AEROFLEX INCORPORATED
           REPORTS RECORD FOURTH QUARTER FISCAL 2004 OPERATING RESULTS

            SALES INCREASED 74% FROM PRIOR YEAR AND 11% SEQUENTIALLY
                           TO A RECORD $125.3 MILLION
                   PRO FORMA INCOME FROM CONTINUING OPERATIONS
                   OF $10.4 MILLION OR $.14 PER DILUTED SHARE
                    GAAP INCOME FROM CONTINUING OPERATIONS OF
                     $9.0 MILLION OR $.12 PER DILUTED SHARE


PLAINVIEW,  NEW YORK, August 11, 2004 -- Aeroflex  Incorporated  (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its fourth quarter and year ended June 30, 2004.

Net sales from continuing operations for the fourth quarter ended June 30, 2004 were a record $125.3 million, compared with $72.2 million for the same period of last year, representing an increase of 74%. The Company reported income from continuing operations for the fourth quarter ended June 30, 2004 of $9.0 million, or $.12 per diluted share, versus income from continuing operations of $3.9 million, or $.06 per diluted share, in the same period of last year.

On a pro forma basis, for the quarter ended June 30, 2004, after tax income from continuing operations was $10.4 million, or $.14 per diluted share, excluding a pre-tax charge of $2.3 million for amortization of acquired intangibles. On a pro forma basis, for the quarter ended June 30, 2003, after tax income from continuing operations was $4.4 million, or $.07 per diluted share, excluding a pre-tax charge of $684,000 for amortization of acquired intangibles.

Net sales from continuing operations for the year ended June 30, 2004 were $414.1 million, compared with $265.8 million for the same period of last year, representing an increase of 56%. The Company reported income from continuing operations for the year ended June 30, 2004 of $20.5 million, or $.29 per diluted share, versus income from continuing operations of $10.9 million, or $.18 per diluted share, in the same period of last year.

On a pro forma basis, for the year ended June 30, 2004, after tax income from continuing operations was $28.0 million, or $.40 per diluted share, excluding pre-tax charges of

        o $4.2 million for a write-off of in-process research and development related to the Company's acquisitions and
        o $7.7 million for amortization of acquired intangibles.

On a pro forma basis, for the year ended June 30, 2003, after tax income from continuing operations was $12.7 million, or $.21 per diluted share, excluding a pre-tax charge of $2.7 million for amortization of acquired intangibles.

The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

"Fourth quarter results from continuing operations exceeded our expectations and reflect new records for net sales, gross margins and operating income," said Michael Gorin, Vice Chairman and Chief Financial Officer. "Sales reached a record $125.3 million, an increase of 74% compared to last year's fourth quarter and a third to fourth quarter sequential increase of 11%. Sales are net of $4.6 million related to our shock and vibration control device discontinued operation. Gross profit margins also set a new record of 47.8% of sales which represents a third to fourth quarter sequential increase of 66 basis points, aided primarily by a favorable product mix and higher factory utilization. Pro forma operating income expanded to a record 13.7% of sales, an improvement of 59 basis points over the third quarter. Our fiscal year 2004 acquisitions made solid contributions to our operating results.

"In June 2004, we announced the planned divestiture of our shock and vibration control device manufacturing subsidiary. The operating results of this operation and our thin film manufacturing operation have been reported as discontinued operations for all of the current and preceding fiscal periods."

First Quarter Fiscal 2005 Business Outlook
------------------------------------------

Our estimate of operating results for the September 2004 quarter is as follows:

          o Net sales are expected to be between $113 and $115 million, which excludes the sales of our discontinued shock and vibration control device operation.

          o Gross profit margins are expected to be approximately 46% of sales.

          o    S,G&A costs are expected to be approximately 22% to 23% of sales.

          o R&D costs are anticipated to be approximately 13% to 13.5% of sales.

          o    Amortization   of   acquired   intangibles   is  expected  to  be
               approximately $.02 per diluted share.

          o Using a share count of 76.5 million shares and an expected income tax rate of 37.5%, we anticipate pro forma earnings from continuing operations per diluted share of $.10 or $.11. Pro forma earnings exclude amortization of acquired intangibles. GAAP earnings per diluted share are anticipated to be $.08 or $.09.

Our conference call discussing fourth quarter results is scheduled for 9:00 a.m. (New York time) on August 12, 2004 and can be accessed by dialing 1-866-761-0749 in the United States and by dialing 617-614-2707 outside of the United States. The participant passcode is 76715020. There will be a replay of the conference call starting at approximately 11:00 a.m. (New York time) on August 12, 2004 and will be available for one week. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 65693309. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information on its fourth quarter results.

About Aeroflex
--------------

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the divestiture of the thin film interconnect and shock and vibration control device manufacturing businesses, the integration of the business of each of MCE Technologies, Celerity Systems and the Racal Instruments Wireless Solutions Group with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.




                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                  For the Quarter Ended (Unaudited)

                                             6/30/04      6/30/04       6/30/03    6/30/03
                                            ---------    ---------     ---------   --------
                                              (GAAP)    (Pro forma)      (GAAP)   (Pro forma)

Net sales                                   $ 125,309    $ 125,309     $  72,164   $  72,164
  Cost of sales                                65,425       65,425        41,867      41,867
                                            ---------    ---------     ---------   ---------
Gross profit                                   59,884       59,884        30,297      30,297
                                            ---------    ---------     ---------   ---------
  Selling, general and administrative
    costs                                      27,794       27,794        16,063      16,063
  Research and development costs               14,984       14,984         7,981       7,981
  Amortization of acquired intangibles          2,282            -           684           -
                                            ---------    ---------     ---------   ---------
  Total operating costs                        45,060       42,778        24,728      24,044
                                            ---------    ---------     ---------   ---------

Operating income                               14,824       17,106         5,569       6,253
                                            ---------    ---------     ---------   ---------

Other expense (income)
  Interest expense                                328          328           295         295
  Other expense (income)                         (410)        (410)         (276)       (276)
                                            ---------    ---------     ---------   ---------
  Total other expense (income)                    (82)         (82)           19          19
                                            ---------    ---------     ---------   ---------
Income from continuing operations
  before income taxes                          14,906       17,188         5,550       6,234
  Provision for income taxes                    5,933        6,780         1,670       1,876
                                            ---------    ---------     ---------   ---------

Income from continuing operations               8,973       10,408         3,880       4,358
Loss from discontinued operations,
  net of tax                                     (695)        (695)         (830)       (830)
                                            ---------    ---------     ---------   ---------
Net income                                  $   8,278    $   9,713     $   3,050   $   3,528
                                            =========    =========     =========   =========

Income per common share:
  Basic
    Continuing operations                       $ .12        $ .14         $ .06       $ .07
    Discontinued operations                      (.01)        (.01)         (.01)       (.01)
                                                -----        -----         -----       -----
    Net income                                  $ .11        $ .13         $ .05       $ .06
                                                =====        =====         =====       =====

  Diluted
    Continuing operations                       $ .12       $ .14          $ .06       $ .07
    Discontinued operations                      (.01)       (.01)         (.01)        (.01)
                                                -----       -----          -----       -----
    Net income                                  $ .11       $ .13          $ .05       $ .06
                                                =====       =====          =====       =====

Weighted average number of shares
  outstanding - Basic                          74,349      74,349         60,233      60,233
                                               ======      ======         ======      ======
              - Diluted                        76,658      76,658         60,795      60,795
                                               ======      ======         ======      ======



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                      (In thousands, except per share data)


                         For the Year Ended (Unaudited)

                                             6/30/04      6/30/04        6/30/03    6/30/03
                                             -------      -------        -------    -------
                                             (GAAP)     (Pro forma)       (GAAP)  (Pro forma)

Net sales                                   $ 414,101    $ 414,101       265,807  $ 265,807
  Cost of sales                               221,409      221,409       157,720    157,720
                                            ---------    ---------       -------  ---------
Gross profit                                  192,692      192,692       108,087    108,087
                                            ---------    ---------       -------  ---------
  Selling, general and administrative
    costs                                      94,735       94,735        58,949     58,949
  Research and development costs               49,972       49,972        29,515     29,515
  Amortization of acquired intangibles          7,730            -         2,721
  Acquired in-process R&D                       4,220            -             -          -
                                            ---------    ---------     ---------  ---------

  Total operating costs                       156,657      144,707        91,185     88,464
                                            ---------    ---------     ---------  ---------

Operating income                               36,035       47,985        16,902     19,623
                                            ---------    ---------     ---------  ---------

Other expense (income)
  Interest expense                              1,403        1,403         1,104      1,104
  Other expense (income)                        1,711        1,711          (459)      (459)
                                            ---------    ---------     ---------   --------
  Total other expense (income)                  3,114        3,114           645        645
                                            ---------    ---------     ---------   --------
Income from continuing operations
  before income taxes                          32,921       44,871        16,257     18,978
Provision for income taxes                     12,457       16,834         5,362      6,260
                                            ---------    ---------     ---------   --------

Income from continuing operations              20,464       28,037        10,895     12,718
Loss from discontinued operations,
  net of tax                                   (8,317)      (8,317)       (4,499)    (4,499)
                                            ---------    ---------     ---------   --------
Net income                                  $  12,147    $  19,720     $   6,396    $ 8,219
                                            =========    =========     =========    =======

Net income per common share:
  Basic
    Continuing operations                       $ .30        $ .41         $ .18      $ .21
    Discontinued operations                      (.12)        (.12)         (.07)      (.07)
                                                -----        -----         -----      -----
    Net income                                  $ .18        $ .29         $ .11      $ .14
                                                =====        =====         =====      =====

  Diluted
    Continuing operations                       $ .29        $ .40         $ .18      $ .21
    Discontinued operations                      (.12)        (.12)         (.07)      (.07)
                                                -----        -----         -----      -----
    Net income                                  $ .17        $ .28         $ .11      $ .14
                                                =====        =====         =====      =====

Weighted average number of shares
  outstanding - Basic                          67,917       67,917        60,193     60,193
                                               ======       ======        ======     ======
              - Diluted                        69,931       69,931        60,753     60,753
                                               ======       ======        ======     ======




                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
              ----------------------------------------------------
                  INCOME FROM CONTINUING OPERATIONS (Unaudited)
                  ---------------------------------------------
                      (In thousands, except per share data)


                                              For the Quarter Ended        For the Year Ended
                                              ---------------------        ------------------
                                               6/30/04      6/30/03      6/30/04       6/30/03
                                               -------      -------      -------       -------

GAAP income from
  continuing operations                      $  8,973     $  3,880      $ 20,464      $ 10,895

Pro forma adjustments:
  Amortization of acquired
     intangible assets                          2,282          684         7,730         2,721
  Acquired in-process R&D                           -            -         4,220             -
  Income tax benefit                             (847)        (206)       (4,377)         (898)
                                             --------     --------      --------      --------
Pro forma income from
  continuing operations                      $ 10,408     $  4,358      $ 28,037      $ 12,718
                                             ========     ========      ========      ========



Income per common share:
  Basic
  GAAP income from
    continuing operations after tax            $  .12       $  .06         $ .30         $ .18
  Pro forma adjustments, net of tax               .02          .01           .11           .03
                                               ------       ------         -----         -----
  Pro forma income from
    continuing operations after tax            $  .14       $  .07         $ .41         $ .21
                                               ======       ======        ======         =====


  Diluted
  GAAP income from
    continuing operations after tax            $  .12       $  .06        $  .29         $ .18
  Pro forma adjustments, net of tax               .02          .01           .11           .03
                                               ------       ------        ------         -----
  Pro forma income from
    continuing operations after tax            $  .14       $  .07        $  .40         $ .21
                                               ======       ======        ======         =====


Weighted average number of shares
  outstanding - Basic                          74,349       60,233        67,917        60,193
                                               ======       ======        ======        ======
              - Diluted                        76,658       60,795        69,931        60,753
                                               ======       ======        ======        ======


                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                      June 30,         June 30,
                                                        2004            2003
                                                      --------         --------
                                                               (Unaudited)
                                                              (In thousands)

ASSETS
------
Current assets:
    Cash and cash equivalents                         $ 98,502       $  51,307
    Accounts receivable, less allowance for
      doubtful accounts                                 97,031          60,881
    Inventories                                         94,617          69,366
  Deferred income taxes                                 18,021          13,509
  Assets of discontinued operations                     10,496          10,760
  Prepaid expenses and other current assets              8,646           5,415
                                                      --------       ---------
       Total current assets                            327,313         211,238

Property, plant and equipment, net                      74,372          56,005
Intangible assets with definite lives, net              40,602          12,980
Goodwill                                                89,636          20,343
Deferred income taxes                                        -             252
Assets of discontinued operations                        7,338          18,314
Other assets                                            10,932          11,484
                                                      --------       ---------
      Total assets                                   $ 550,193       $ 330,616
                                                     =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                  $   4,770       $   1,879
  Accounts payable                                      25,293          19,154
  Advance payments by customers                         11,725           2,826
  Income taxes payable                                     798           1,802
  Liabilities of discontinued operations                 4,573           4,108
  Accrued payroll expenses                              15,620           7,899
  Accrued expenses and other current liabilities        28,266          12,014
                                                     ---------       ---------
    Total current liabilities                           91,045          49,682

Long-term debt                                           5,505           7,391
Deferred income taxes                                    8,205               -
Liabilities of discontinued operations                   3,613           3,722
Other long-term liabilities                             14,728          11,406
                                                     ---------       ---------
    Total liabilities                                  123,096          72,201
                                                     ---------       ---------

Stockholders' equity:
  Preferred Stock, par value $.10 per share;
    authorized 1,000,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                         -               -
  Common Stock, par value $.10 per share
    authorized 110,000,000 shares; issued
    74,282,000 and 60,122,000 shares                     7,428           6,012
  Additional paid-in capital                           370,491         222,943
  Accumulated other comprehensive income                11,387           3,816
  Retained earnings                                     37,805          25,658
                                                     ---------       ---------
                                                       427,111         258,429

  Less:  Treasury stock, at cost (4,000 shares)             14              14
                                                     ---------       ---------

    Total stockholders' equity                         427,097         258,415
                                                     ---------       ---------

    Total liabilities and stockholders' equity       $ 550,193       $ 330,616
                                                     =========       =========